Exhibit 13.2
Chief Financial Officer Certification
Pursuant to 18 U.S.C. Section 1350
     The undersigned hereby certifies pursuant to 18 U.S.C. Section 1350 that, to his knowledge, the Annual Report on Form 20-F for the year ended December 31, 2006 of Deutsche Bank Aktiengesellschaft fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that, to his knowledge, the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Deutsche Bank Aktiengesellschaft.

Date: March 27, 2007	/s/ Anthony Di Iorio
Anthony Di Iorio
Member of the Management Board Chief Financial Officer